EXHIBIT 99(1)

CTG RESOURCES, INC.
Quarterly Report on Form 10-Q
Exhibit Index

Quarter Ended June 30, 2000

Document Description
Item	Description
99(1)	Exhibit Index	Ex-99.1
10(149)	Third Amendment to the CNG Nonemployee Directors' Fee Plan	Ex-10.149
10(159)	Third Amendment to the Connecticut Natural Gas Corporation Officers' Retirement Plan	Ex-10.159
10(160)	Seventh Amendment to the Connecticut Natural Gas Corporation Officers, Retirement Plan Trust Agreement	Ex-10.160
10(161)	Fifth Amendment to the Connecticut Natural Gas Corporation Deferred Compensation Plan	Ex-10.161
10(162)	Second Amendment to the Connecticut Natural Gas Corporation Deferred Compensation Plan Trust Agreement	Ex-10.162
10(163)	Amended and Restated Connecticut Natural Gas Corporation Employee Savings Plan, effective January 1, 2000	Ex-10.163
10(164)	Second Amendment to Connecticut Natural Gas Corporation Employee Savings Plan Trust Agreement	Ex-10.164
10(165)	Amended and Restated Connecticut Natural Gas Corporation Union Employee Savings Plan, effective January 1, 2000	Ex-10.165
10(166)	Second Amendment to Connecticut Natural Gas Corporation Union Employee Savings Plan Trust Agreement	Ex-10.166
10(167)	Fourth Amendment to the CNG Nonemployee Directors' Fee Plan	Ex-10.167
10(168)	Fifth Amendment to the CNG Nonemployee Directors' Fee Plan	Ex-10.168
10(169)	Fourth Amendment to the CNG Nonemployee Directors' Fee Plan Trust Agreement	Ex-10.169
27	Financial Data Schedule	Ex-27